SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐      Soliciting Material Pursuant to § 240.14a-12

NORTEL NETWORKS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTEL NETWORKS CORPORATION
8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 Canada

May 26, 2005

Dear Nortel Shareholder:

We have previously sent to you proxy material for the combined 2004 and 2005 annual meeting of shareholders of Nortel Networks Corporation to be held on June 29, 2005. In the proxy circular and proxy statement dated April 29, 2005 and the form of proxy, your Board of Directors has unanimously recommended that shareholders vote For Resolutions 1 – 4, and Against Resolutions 5 – 15.

Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote TODAY by fax, via the Internet, or by signing, dating and returning the enclosed form of proxy in the envelope provided.

Yours truly,

/s/ L.R. Wilson
L. R. Wilson
Chairman of the Board

Your vote must be received by Computershare Trust Company of Canada no later than 10:00 a.m. Eastern Daylight Savings Time on June 28, 2005.

IMPORTANT REMINDER:
You can vote easily by fax or via the Internet.
Please follow the simple instructions on the enclosed form of proxy.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
For English, call toll-free, at 1-877-825-8772
For French, call toll-free, at 1-877-825-8777